SCHEDULE A

                            (as of August 22, 2016)

                                     FUNDS

                                                                    ANNUAL RATE OF
                                                                    AVERAGE DAILY
Series                                                              NET ASSETS           EFFECTIVE DATE
--------------------------------------------------------------------------------------------------------
First Trust RiverFront Dynamic Europe ETF                                0.83%              2/4/2015

First Trust RiverFront Dynamic Asia Pacific ETF                          0.83%              2/4/2015

First Trust RiverFront Dynamic Emerging Markets ETF                      0.95%              2/4/2015

First Trust RiverFront Dynamic Developed International ETF               0.83%              2/4/2015

First Trust Horizon Managed Volatility Domestic ETF                      0.70%              8/22/16

First Trust Horizon Managed Volatility Developed International ETF       0.80%              8/22/16